KAUFMAN WALLIS
ATTORNEYS AT LAW
A Partnership consisting of professional Corporations

Jon B. Wallis (1945-2009)

Ronald C. Kaufman*
rkaufman@kaufmanwallis.com

Houston direct dial
(713) 657-5342

Tulsa Direct Dial
(918) 582-1990
*Practice Limited to Federal Court in Texas

March 25, 2010

Sector 10 Inc.
14553 South 790 West
Bluffdale, UT 84065

Re:           Registration Statement on Form S-8 of Sector 10 Inc.

Gentlemen:

You have requested our opinion as counsel for Sector 10 Inc. Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the “Shares”) of Common Stock, par value $.001 per share, of the Registrant which may be issued pursuant to the direct issuance of shares or exercise of options granted under the 2010 Special Stock Option Awards Plan covering up to 16,000,000 shares (the “2009 Plan”).

We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Registrant in accordance with the terms of the 2010 Plan, upon share issuance and exercise of options properly granted (or to be granted) under the Plan, is duly authorized, and, when each such Share has been delivered in accordance with the terms of the Plan, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ronald C. Kaufman

Ronald C. Kaufman Esq.

1639 South Carson Ave	4582 Kingwood Drive, Suite E325
Tulsa Oklahoma 74119	Houston Texas 77345
(918) 584-4463	(281) 360-3774
Fax (918) 584-2207	Fax (815) 361-3774